Exhibit 23.3

THIRD PARTY REVIEWER CONSENT

We consent to the reference to us in the Annual Report on Form 10-K for the year ended December 31, 2013, and the Registration Statements on Form S-4 (No. 333-191935), Form S-3 (No. 333-159966, and 333-186681) and Form S-8 (File No. 333-96995, 33-60095, 333-169030 and 333-176364) of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Date: February 19, 2014

/s/ Roscoe Postle Associates Inc.